Exhibit (b)

BLACKROCK PRIVATE CREDIT FUND

BYLAWS

Effective as of March 16, 2022

TABLE OF CONTENTS

i

Section 11.	Delegation	20
Section 12.	Compensation	20
Section 13.	Governance	20
Article III OFFICERS		20
Section 1.	Officers of the Trust	20
Section 2.	Election and Tenure	20
Section 3.	Removal and Resignation of Officers	20
Section 4.	Chair of the Board of Trustees	20
Section 5.	Vice Chair of the Board of Trustees	20
Section 6.	President	20
Section 7.	Secretary	20
Section 8.	Treasurer and/or Chief Financial Officer	20
Section 9.	Other Officers and Duties	20
Article IV LIMITATIONS OF LIABILITY AND INDEMNIFICATION		20
Section 1.	No Personal Liability of Trustees or Officers	20
Section 2.	Mandatory Indemnification	20
Section 3.	Good Faith Defined; Reliance on Experts	20
Section 4.	Survival of Indemnification and Advancement of Expenses	20
Section 5.	Insurance	20
Section 6.	Subrogation	20
Article V SHARES		20
Section 1.	Shares	20
Section 2.	Transfer Agents, Registrars and the Like	20
Section 3.	Transfer of Shares	20
Section 4.	Registered Shareholders	20
Section 5.	Register of Shares	20
Section 6.	Disclosure of Holdings	20
Section 7.	Signatures	20
Section 8.	Lost Certificates	20
Article VI MISCELLANEOUS		20
Section 1.	Filing	20
Section 2.	Governing Law	20

ii

Section 3.	Provisions in Conflict with Law or Regulation	20
Article VII AMENDMENT OF BYLAWS		20
Section 1.	Amendment and Repeal of Bylaws	20

iii

BLACKROCK PRIVATE CREDIT FUND
BYLAWS

These Bylaws are made and adopted pursuant to the Amended and Restated Agreement and Declaration of Trust, dated as of March 16, 2022, as from time to time amended (hereinafter called the “Declaration of Trust”), of BlackRock Private Credit Fund (the “Trust”).

Definitions. As used in these Bylaws, the following terms shall have the following meanings:

“12(d) Holder” shall have the meaning set forth in Section 1 of Article II.

“1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as the same may be modified by any exemptive, no-action or other relief on which the Trust may rely from time to time.

“5% Holder” shall have the meaning set forth in Section 1 of Article II.

“Bylaws” shall mean these Bylaws of the Trust as amended or restated from time to time by the Trustees.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Contested Election” shall mean any election of Trustees in which the number of persons nominated for election as Trustees in accordance with Section 7 of Article I exceeds the number of Trustees to be elected, with the determination that any election of Trustees is a Contested Election to be made by the Secretary or other officer of the Trust prior to the time the Trust mails its initial proxy statement in connection with such election of Trustees. If, prior to the time the Trust mails its initial proxy statement in connection with such election of Trustees, one or more persons nominated for election as a Trustee are withdrawn such that the number of persons nominated for election as Trustee no longer exceeds the number of Trustees to be elected, such election shall not be considered a Contested Election.

“Trustees” and “Board of Trustees” shall mean the persons duly elected or appointed to the Board of Trustees or Board of Trustees, as the case may be, of the Trust from time to time, so long as they shall continue in office, and all other persons who at the time in question have been duly elected or appointed and have qualified as Trustees or trustees in accordance with the provisions hereof and are then in office.

“Disabling Conduct” shall have the meaning set forth in Section 2(a) of Article IV.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“immediate family member” shall mean any parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships).

“Indemnitee” shall have the meaning set forth in Section 2(a) of Article IV.

“Independent Trustee” shall mean a Trustee that is not an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

“Independent Non-Party Trustees” shall have the meaning set forth in Section 2(b)of Article IV.

“investment company” shall have the meaning set forth in Section 1 of Article II.

“Management Trustee” shall have the meaning set forth in Section 1 of Article II.

“nominated or seated” shall have the meaning set forth in Section 1 of Article II.

“Non-Management Trustee” shall have the meaning set forth in Section 1 of Article II.

“Person” shall mean and include natural persons, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Prohibited Conduct” shall have the meaning set forth in Section 1 of Article II.

“Proposed Nominee” shall have the meaning set forth in Section 7 of Article I.

“Proposed Nominee Associated Person” of any Proposed Nominee shall mean (A) any Person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such Proposed Nominee or Person acting in concert with the Proposed Nominee and (C) any Person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person.

“proxy access rules” shall have the meaning set forth in Section 7 of Article I.

“SEC” shall mean the Securities and Exchange Commission.

“Shareholder Associated Person” of any beneficial or record shareholder shall mean (A) any Person acting in concert with such shareholder, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such shareholder or any Person acting in concert with such shareholder, (C) any Person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person and (D) any member of the immediate family of such shareholder or Shareholder Associated Person.

“Shares” shall mean the units of beneficial interest into which the beneficial interests in the Trust shall be divided from time to time, and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Special Counsel” shall mean an “independent legal counsel” as defined in Reg. §270.0-1(a)(6) promulgated under the 1940 Act, and such counsel shall be (i) selected by a majority of the Independent Non-Party Trustees, (ii) if fewer than 50% of the Independent Trustees are Independent Non-Party Trustees, the regular independent counsel to the Independent Trustees, or (iii) if such counsel is not able to act in a capacity contemplated in these Bylaws for ethical or other reasons, counsel selected by such regular independent counsel to the Independent Trustees.

“Special Meeting Request” shall have the meaning set forth in Section 3(b)(i) of Article I.

Article I

SHAREHOLDER MEETINGS

Section 1.             Chair. The Chair, if any, shall act as chair at all meetings of the shareholders. In the Chair’s absence, the Vice Chair, if any, shall act as chair at the meeting. In the absence of the Chair and the Vice Chair, the Trustee or Trustees present at each meeting may elect a temporary chair for the meeting, who may be one of themselves. The Chair, the Board of Trustees or the executive committee or governance committee of the Trust, if any, may also appoint any person to act as chair at a meeting.

Section 2.             Annual Meetings of Shareholders. The Trust is not required to hold annual meetings of shareholders.

Section 3.             Special Meetings of Shareholders.

(a)          Unless otherwise required by binding law or by the Declaration of Trust, special meetings of shareholders, for any purpose or purposes, may be called by the Board of Trustees (or any duly authorized committee) or the President and shall be called by the Secretary for any purpose or purposes, except for the election of Trustees, at the request in writing by the shareholders of record of not less than fifty-one percent (51%) of the outstanding Shares of the Trust or class or series of Shares having voting rights on the matter.

(b)          (i)            Any shareholder of record seeking to request a special meeting shall send written notice to the Secretary (the “Special Meeting Request”) by registered mail, return receipt requested, requesting the Secretary to call a special meeting. Proof of the requesting shareholder’s ownership of Shares at the time of giving the Special Meeting Request must accompany the requesting shareholder’s Special Meeting Request. The Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting, shall be signed by one or more shareholders of record (or their duly authorized agents), shall bear the date of signature of each requesting shareholder (or its duly authorized agent) signing the Special Meeting Request and shall set forth all information that each such shareholder of record and, with respect to the beneficial owners of Shares on whose behalf such request is being made, each such beneficial owner of Shares would be required to disclose in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business to be brought before the meeting pursuant to Section 14 of the Exchange Act, as well as additional information required by Article I Section 6(d) of these Bylaws. Upon receiving the Special Meeting Request, the Trustees may in their discretion fix a special meeting date, which need not be the same date as that requested in the Special Meeting Request.

(ii)          A shareholder of record providing notice of business proposed to be brought before a special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3(b) shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the special meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the special meeting.

(iii)         The Board of Trustees shall determine the validity of any purported Special Meeting Request received by the Secretary.

(iv)         Within ten (10) days of receipt of a valid Special Meeting Request, the Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials). The Secretary shall not be required to call a special meeting upon receipt of a Special Meeting Request and such meeting shall not be held unless the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

Section 4.             Place of Meetings. Any shareholder meeting, including a special meeting, shall be held within or without the state in which the Trust was formed at such place (including by remote communication, as applicable), date and time as the Trustees shall designate.

Section 5.             Notice of Meetings. Written notice of all meetings of shareholders, stating the place (including that the meeting will be held by remote communication, as applicable), date and time of the meeting, shall be given by the Secretary by mail or as otherwise provided herein to each shareholder of record entitled to vote thereat at its registered address, mailed at least ten (10) days and not more than sixty (60) days before the meeting or otherwise in compliance with applicable binding law. Such notice will also specify the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting.

Section 6.             Nature of Business at Meetings of Shareholders.

(a)          Only such business (other than nominations for election to the Board of Trustees, which must comply with the provisions of Section 7 of this Article I) may be transacted at a meeting of shareholders as is either:

(i)             specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees (or any duly authorized committee thereof),

(ii)          otherwise properly brought before the meeting by or at the direction of the Board of Trustees (or any duly authorized committee thereof), or

(iii)         otherwise properly brought before the meeting by any shareholder of record of the Trust:

(A)          who is a shareholder of record on the date such shareholder gives the notice provided for in this Section 6 of this Article I and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting; and

(B)           who complies with the notice procedures set forth in this Section 6 of this Article I.

(b)           In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, such shareholder of record must have given timely notice thereof in proper written form to the Secretary of the Trust.

(c)           To be timely, a record shareholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a record shareholder’s notice as described above.

(d)           To be in proper written form, a record shareholder’s notice to the Secretary must set forth the following information:

(i)           as to each matter such shareholder of record proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and

(ii)          as to the record shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made,

(A)           the name and address of such person and of any Shareholder Associated Person;

(B)           (1)          the class or series and number of all Shares which are owned beneficially or of record by such person and any Shareholder Associated Person,

(2)           the name of each nominee holder of Shares owned beneficially but not of record by such person or any Shareholder Associated Person, and the number of such Shares held by each such nominee holder,

(3)            whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any Shareholder Associated Person, with respect to Shares, and

(4)            whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such person, or any Shareholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such person, or any Shareholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Shareholder Associated Person, with respect to Shares;

(C)           a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any Shareholder Associated Person, and any other Person or Persons (including their names) in connection with the proposal of such business and any material interest of such person or any Shareholder Associated Person, in such business, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person;

(D)           a representation that the shareholder of record giving notice intends to appear in person or by proxy at the meeting to bring such business before the meeting; and

(E)            information relating to such person or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the meeting pursuant to Section 14 of the Exchange Act.

(e)          A shareholder of record providing notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 of this Article I shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the meeting.

(f)           No business (other than nominations for election to the Board of Trustees, which must comply with the provisions of Section 7 of this Article I) shall be conducted at a meeting of shareholders except business brought before the meeting in accordance with the procedures set forth in this Section 6 of this Article I. If the chair of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g)          Nothing contained in this Section 6 of this Article I shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 7.              Nomination of Trustees.

(a)           Only persons who are nominated in accordance with the following procedures shall be eligible for election as Trustees of the Trust. Nominations of persons for election to the Board of Trustees may be made only at a special meeting of shareholders called by the Board of Trustees (or any duly authorized committee thereof) or the President:

(i)           by or at the direction of the Board of Trustees (or any duly authorized committee thereof), or

(ii)          by any shareholder of record, or group of shareholders of record, of the Trust:

(A)           who is a shareholder or are shareholders of record on the date such shareholder(s) give the notice provided for in this Section 7 of this Article I and on the record date for the determination of shareholders entitled to notice of and to vote at such special meeting; and

(B)            who complies with the notice procedures set forth in this Section 7 of this Article I.

(b)           In addition to any other applicable requirements, for a nomination to be made by a shareholder of record, or group of shareholders of record, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust.

(c)           To be timely, a record shareholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of the special meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d)          To be in proper written form, a record shareholder’s notice to the Secretary must set forth the following information:

(i)           as to each person whom the shareholder of record proposes to nominate for election as a Trustee (a “Proposed Nominee”) and any Proposed Nominee Associated Person:

(A)           the name, age, business address and residence address of such Proposed Nominee and of any Proposed Nominee Associated Person;

(B)           the principal occupation or employment of such Proposed Nominee;

(C)           (1)           the class or series and number of all Shares which are owned beneficially or of record, directly or indirectly, by such Proposed Nominee and any Proposed Nominee Associated Person, and the name and address of the record holder(s) of such Shares (if different than the beneficial owner(s)) as they appear on the records of the Trust,

(2)            the name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee or any Proposed Nominee Associated Person, and the number of such Shares held by each such nominee holder,

(3)            whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Proposed Nominee, or any Proposed Nominee Associated Person, with respect to Shares,

(4)            whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Proposed Nominee, or any Proposed Nominee Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such Proposed Nominee, or any Proposed Nominee Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such Proposed Nominee, or any Proposed Nominee Associated Person, with respect to the Shares,

(5)            a representation as to whether such Proposed Nominee is an “interested person,” as defined under Section 2(a)(19) of the 1940 Act and sufficient information about the Proposed Nominee to permit counsel to the Trust to confirm such representation, including information with respect to each relationship set forth in Section 2(a)(19) of the 1940 Act which may cause such Proposed Nominee to be an interested person of the Trust or a representation that no such relationship exists;

(6)            information to establish to the satisfaction of the Board of Trustees that the Proposed Nominee satisfies the Trustee qualifications as set out in Section 1 of Article II; and

(D)           any other information relating to such Proposed Nominee or Proposed Nominee Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trustees in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved); and

(ii)          as to the shareholder of record giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made,

(A)           the name and record address of such person and of any Shareholder Associated Person;

(B)           (1)           the class or series and number of all Shares which are owned beneficially or of record by such person and any Shareholder Associated Person,

(2)            the name of each nominee holder of Shares of the Trust owned beneficially but not of record by such person or any Shareholder Associated Person, and the number of Shares held by each such nominee holder,

(3)            whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any Shareholder Associated Person, with respect to Shares of the Trust, and

(4)            whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such person, or any Shareholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such person, or any Shareholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Shareholder Associated Person, with respect to Shares;

(C)            a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any Shareholder Associated Person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any Shareholder Associated Person, in such nomination, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person;

(D)            a representation that the shareholder, or group of shareholders, giving notice intends to appear in person or by proxy at the special meeting to nominate the persons named in its notice;

(E)            any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Trustees in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved).

(iii)         Such notice must be accompanied by a written consent of each Proposed Nominee to being named as a nominee and to serve as a Trustee if elected.

(e)          A shareholder of record, or group of shareholders of record, providing notice of any nomination proposed to be made at a special meeting shall further update and supplement such notice so that:

(i)           the information provided or required to be provided in such notice pursuant to this Section 7 of this Article I shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such special meeting; and

(ii)          any subsequent information reasonably requested by the Board of Trustees to determine that the Proposed Nominee is qualified to act as a Trustee, including information reasonably requested by the Board of Trustees to determine that such Proposed Nominee has met the Trustee qualifications as set out in Section 1 of Article II is provided, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five (5) business days after the request by the Board of Trustees for subsequent information regarding Trustee qualifications has been delivered to or mailed and received by such shareholder of record, or group of shareholders of record, providing notice of any nomination.

(f)           No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the procedures set forth in this Section 7 of this Article I. If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(g)          Notwithstanding any provision of this Section 7 of this Article I to the contrary, a nomination of persons for election to the Board of Trustees may be submitted for inclusion in the Trust’s proxy materials to the extent required by rules adopted by the SEC providing for such nominations and inclusion and interpretations thereof (“proxy access rules”), and, if such nomination is submitted under the proxy access rules, such submission:

(i)            in order to be timely, must be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the Trust not less than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs;

(ii)           in all other respects, must be made pursuant to, and in accordance with, the terms of the proxy access rules, as in effect at the time of the nomination, or any successor rules or regulations of the SEC then in effect; and

(iii)          must provide the Trust with any other information required by this Section 7 of this Article I, by applicable binding law, the Declaration of Trust or a resolution of the Trustees for nominations not made under the proxy access rules, except to the extent that requiring such information to be furnished is prohibited by the proxy access rules. The provisions of this paragraph of this Section 7 of this Article I do not provide shareholders of the Trust with any rights, nor impose upon the Trust any obligations, other than the rights and obligations set forth in the proxy access rules.

Section 8.              Conduct of Meetings. The Board of Trustees of the Trust may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Trustees, the chair of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Trustees or a committee thereof or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at and participation in the meeting to shareholders, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by shareholders; and (g) the extent to which, if any, other participants are permitted to speak.

Section 9.              Postponements; Adjournments. The Board of Trustees may, prior to a meeting of shareholders being convened, postpone such meeting from time to time to a date not more than 120 days after the original record date. The chair of any meeting of the shareholders may adjourn the meeting from time to time to reconvene at the same or some other place (including that the meeting will be held by remote communication, as applicable), and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred and twenty (120) days after the record date. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 5 of this Article I shall be given to each shareholder of record entitled to vote at the meeting and each other shareholder entitled to notice of the meeting.

Section 10.           Record Date.

(a)          For the purposes of determining the shareholders who are entitled to vote at or otherwise entitled to notice of any meeting, the Trustees may, without closing the transfer books, fix a date not more than sixty (60) nor less than ten (10) days prior to the date of such meeting of shareholders as a record date for the determination of the Persons to be treated as shareholders of record for such purposes. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Trustees. If no record date is fixed by the Trustees and the Share transfer books are not closed, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders of record shall apply to any adjournment of the meeting; provided, however, that the Trustees may fix a new record date for the adjourned meeting.

(b)          In order that the Trust may determine the shareholders entitled to consent to an action in writing without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Trustees. If no record date has been fixed by the Trustees and no prior action by the Trustees is required by applicable binding law or the Declaration of Trust to take such action, the record date for determining shareholders entitled to consent to an action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Trust by delivery to its registered office in the state in which the Trust was formed, its resident agent, its principal place of business, or an officer or agent of the Trust having custody of the book in which proceedings of meetings of the shareholders are recorded. Delivery made to the Trust’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Trustees and prior action by the Trustees is required by applicable binding law or the Declaration of Trust, the record date for determining shareholders entitled to consent to an action in writing without a meeting shall be at the close of business on the day on which the Trustees adopts the resolution taking such prior action.

Section 11.           Voting.

(a)          Shareholders shall have no power to vote on any matter except matters on which a vote of shareholders is required by applicable binding law, the Declaration of Trust or a resolution of the Trustees. Except as otherwise provided herein, any matter required to be submitted to shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares.

(b)          Subject to any provision of applicable binding law, the Declaration of Trust, these Bylaws or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business that properly comes before any meeting of shareholders (i) with respect to the election of Trustees, other than a Contested Election, the affirmative vote of a plurality of the Shares represented in person or by proxy at any meeting at which a quorum is present shall be the act of the shareholders with respect to such matter, (ii) with respect to a Contested Election, the affirmative vote of a majority of the Shares outstanding and entitled to vote with respect to such matter at such meeting shall be the act of the shareholders with respect to such matter, (iii) for all other items of business, the affirmative vote of a majority of the Shares represented in person or by proxy at any meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the shareholders with respect to such matter(s), and (iv) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a plurality of Shares of such class or series of Shares represented in person or by proxy at any meeting at which a quorum is present, a majority of the Shares of such class or series of Shares represented in person or by proxy at any meeting in which a quorum is present, or a majority of the Shares of such class or series of Shares outstanding and entitled to vote, as required by the preceding clauses of this paragraph, shall be the act of the shareholders of such class or series with respect to such matter.

(c)          Only shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall be cast in accordance with applicable binding law.

(d)          There shall be no cumulative voting in the election or removal of Trustees.

Section 12.           Quorum. The holders of a majority of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chair of the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 9 of this Article I, until a quorum shall be present or represented.

Section 13.           Proxies.

(a)          At any meeting of shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such person may vote by their guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

(b)          Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

(i)            A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)           A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(c)          Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 14.            Inspectors of Election. In advance of any meeting of the shareholders, the Board of Trustees, by resolution, may appoint one or more inspectors to act at the meeting and make a written report thereof. If inspectors of election are not so appointed, the person acting as chair of any meeting of shareholders may, and on the request of any shareholder or shareholder proxy shall, appoint inspectors of election of the meeting. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable binding law, inspectors may be officers, employees or agents of the Trust. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law or assigned by the chair of the meeting and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable binding law.

Section 15.           Shareholder Action by Written Consent.

(a)          Any action required or permitted to be taken at any special meeting of shareholders of the Trust may be taken without a meeting, without prior notice and without a vote, if the holders entitled to vote thereon, in the proportion of Shares required for approval of such action at a meeting of shareholders, consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of shareholders.

(b)          Any such consent shall be delivered to the Trust by delivery to its registered office in the state in which the Trust was formed, its resident agent, its principal place of business, or an officer or agent of the Trust having custody of the book in which proceedings of meetings of the shareholders are recorded. Delivery made to the Trust’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Article I Section 15 to the Trust, written consents signed in accordance with Section 15(a) of this Article I by holders to take action are delivered to the Trust by delivery to its registered office in the state in which the Trust was formed, its resident agent, its principal place of business, or an officer or agent of the Trust having custody of the book in which proceedings of meetings of the shareholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 16.           Records at Shareholder Meetings. The officer of the Trust who has charge of the share ledger of the Trust shall prepare and make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Trust. In the event that the Trust determines to make the list available on an electronic network, the Trust may take reasonable steps to ensure that such information is available only to shareholders of the Trust. If the meeting is to be held at a place, then a list of shareholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any shareholder who is present. If the meeting is to be held solely by means of remote communications, then such list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 17.           Share Ledger. The share ledger of the Trust shall be the only evidence as to who are the shareholders entitled to examine the share ledger, the list required by Section 16 of this Article I or the books of the Trust, or to vote in person or by proxy at any meeting of the shareholders.

Section 18.           Meetings by Remote Communication. The Board of Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held partly or solely by means of remote communications and to the extent so authorized, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communications: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communications. In connection with any such meeting, the Trust shall implement such measures as the Board of Trustees deem to be reasonable to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a Shareholder or proxyholder and to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders. If any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communications, a record of such vote or other action shall be maintained by the Trust. The Board of Trustees may, in their sole discretion, notify Shareholders of any postponement, adjournment or a change of the place of a meeting of Shareholders (including a change to hold the meeting solely by means of remote communication) by a document publicly published, filed or disseminated and, if required, filed by the Trust with the Securities and Exchange Commission without the requirement of any further notice hereunder.

Article II

TRUSTEES

Section 1.             Number and Qualification. Prior to a public offering of Shares there may be a sole Trustee. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than the lower limit for Trustees as stated in the Declaration of Trust and no more than fifteen (15) and the Trustees shall satisfy the requirements set forth below in this Section 1 of this Article II. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of the Trustee’s term. Trustees need not own Shares and may succeed themselves in office. Trustees who have such present or former associations with the Trust’s investment adviser as may cause such person not to be an Independent Trustee are referred to as “Management Trustees”. Each Trustee who is not a Management Trustee is referred to as a “Non-Management Trustee.”

(a)          After the offering of Shares, only persons satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as Trustee:

(i)             An individual nominated or seated as a Trustee shall be at least twenty-one (21) years of age and not older than the younger of (A) the mandatory retirement age determined from time to time by the Trustees or a committee of the Trustees and (B) eighty (80) years of age, in each case at the time the individual is nominated or seated, and not under legal disability;

(ii)            An individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a Trustee of no more than 5 companies having securities registered under the Exchange Act (investment companies having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single company for this purpose);

(iii)           Except as set forth in Section 1 of this Article II, an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member, director or 5% or greater shareholder in any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser), collective investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the 1940 Act) (an “investment company”) or entity controlling or controlled by any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser) or investment company unless a majority of the Board of Trustees shall have determined by resolution that such relationship will not present undue conflicts or impede either the ability of the individual to discharge the duties of a Trustee or the free flow of information between the Trust’s investment adviser and the Board of Trustees;

(iv)           An individual nominated or seated as a Trustee shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof;

(v)            An individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business (collectively, “Prohibited Conduct”), nor shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940;

(vi)           An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter; and

(vii)          An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(a) of the 1940 Act that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the 1940 Act) being ineligible to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company.

(b)          After the offering of Shares, only persons satisfying the following additional qualification requirements applicable to all Non-Management Trustees shall be nominated or seated as Non-Management Trustees:

(i)             An individual nominated or seated as a Non-Management Trustee may not be an “interested person” of the Trust as defined under Section 2(a)(19) of the 1940 Act;

(ii)            An individual nominated or seated as a Non-Management Trustee may not directly or indirectly own, control or hold with the power to vote, or be a member of a group of shareholders party to an agreement, arrangement or practice for sharing information or decisions concerning shareholder actions or the acquisition, disposition or voting of Shares, who together directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding shares of any class of Shares of the Trust (each such person and each member of such a group, a “5% Holder”), may not control or act in concert with a 5% Holder, and may not be an immediate family member of a 5% Holder or of a person who controls or acts in concert with a 5% Holder;

(iii)           An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, be employed or have been employed within the last year by any 5% Holder or any person who controls, is controlled by, is under common control with or acts in concert with a 5% Holder;

(iv)           An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, have accepted directly or indirectly, during the year of the election for which such individual is nominated or seated or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 5% Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 5% Holder;

(v)            An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, be an officer, director, general partner or managing member (or person performing similar functions) of any 5% Holder or of any person who controls, is controlled by, is under common control with or acting in concert with a 5% Holder;

(vi)           An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, be employed or employed within the last year by any investment company or any company or companies controlled by an investment company which in the aggregate own (A) more than three percent (3%) of the outstanding voting Shares of the Trust, (B) securities issued by the Trust having an aggregate value in excess of five percent (5%) of the total assets of such investment company and any company or companies controlled by such investment company, (C) securities issued by the Trust and by all other investment companies having an aggregate value in excess of ten percent (10%) of the total assets of the investment company making such investment and any company or companies controlled by the investment company making such investment, or (D) together with other investment companies having the same investment adviser and companies controlled by such investment companies, more than ten percent (10%) of the total outstanding Shares of the Trust (an investment company making such investment(s) and any company or companies controlled by it in the aggregate owning securities in excess of the amounts set forth in (A), (B), (C) or (D) being referred to as a “12(d) Holder”), or by any person who controls, is controlled by, under common control with or acts in concert with a 12(d) Holder;

(vii)          An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, have accepted directly or indirectly, during the year of the election for which such individual is nominated or seated, or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 12(d) Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 12(d) Holder;

(viii)         An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, be an officer, director, partner or member (or person performing similar functions) of any 12(d) Holder or of any person who controls, is controlled by, is under common control with or acting in concert with a 12(d) Holder; and

(ix)           An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, control or act in concert with any 12(d) Holder or any person who controls, is controlled by, is under common control with or acting in concert with a 12(d) Holder.

Section 2.              Term of Office. The term of office of a Trustee shall be as provided in the Declaration of Trust. The Trustees shall be elected at a special meeting of the shareholders. Each Trustee elected shall hold office until the next special meeting where his or her successor shall have been elected and shall have qualified. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of the Trustee.

Section 3.              Resignation and Removal. Any of the Trustees may resign (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees, the Chair, if any, the President, or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed, provided the aggregate number of Trustees after such removal shall not be less than the minimum number set forth in the Declaration of Trust, only by the proportion of votes of the shareholders or Trustees, as applicable, that are set forth in the Declaration of Trust as the required proportion of votes for the removal of a Trustee, and with or without cause as may be permitted by the Declaration of Trust or as required by applicable binding law. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver to the Trust such documents as may be required by applicable binding law or the Declaration of Trust or as may be requested by the remaining Trustees as being in the best interests of the Trust and the shareholders. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver to the Trust on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 4.             Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees, whether or not sufficient to constitute a quorum, then in office or may leave such vacancy unfilled or may reduce the number of Trustees. The aggregate number of Trustees after such reduction shall not be less than the minimum number required by the Declaration of Trust. If the shareholders of any class or series are entitled separately to elect one or more Trustees, a majority of the remaining Trustees elected by that class or series or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. If the shareholders of any class or series are entitled separately to elect one or more Trustees and no Trustee of such class or series remains, a majority of the remaining Trustees (regardless of the class of shareholders entitled to vote for such Trustees) may fill any vacancy. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article II made by a written instrument signed by a majority of the Trustees then in office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees.

Section 5.             Meetings.

(a)          Meetings of the Trustees shall be held from time to time upon the call of the Chair, if any, the Vice Chair, if any, the President or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the Bylaws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally or by email not less than 24 hours, or otherwise in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. Trustees shall provide the Secretary with an email address to which the Secretary may send communications relating to the Trust. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. Whenever written notice is required by binding law, the Declaration of Trust or these Bylaws to be given to any Trustee, such notice may be given by mail, addressed to such Trustee at such person’s address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited with a nationally recognized overnight delivery service, or by facsimile or email to a location provided by the Trustee to the Trust.

(b)          The Secretary of the Trust shall act as secretary at each meeting of the Board of Trustees and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Trustees or of any committee thereof, an Assistant Secretary or a person appointed by the chair of the meeting shall act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Trustees may appoint any person to act as secretary of any meeting of such committee and the Secretary of the Trust may, but need not if such committee so elects, serve in such capacity.

(c)          Unless otherwise provided by applicable binding law, all or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

Section 6.              Quorum. Any time there is more than one Trustee, a quorum for all meetings of the Board of Trustees shall be one-third, but not less than two, of the Trustees. If a quorum shall not be present at any meeting of the Board of Trustees or any committee thereof, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. With respect to actions of the Trustees and any committee of the Trustees, Trustees who are not Independent Trustees in any action to be taken may be counted for quorum purposes under this Article II Section 6 and shall be entitled to vote to the extent not prohibited by the 1940 Act.

Section 7.              Required Vote. Unless otherwise required or permitted in the Declaration of Trust or by applicable binding law (including the 1940 Act), any action of the Board of Trustees may be taken at a meeting at which a quorum is present by vote of a majority of the Trustees present.

Section 8.              Committees.

(a)          The Board of Trustees may designate one or more committees of its members. Each member of a committee must meet the requirements for membership, if any, imposed by applicable binding law and the rules and regulations of any securities exchange or quotation system on which the securities of the Trust are listed or quoted for trading. The Board of Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Trust are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Trustees of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Trustees to act at the meeting in the place of any absent or disqualified member. Any Trustee serving on a committee of the Board of Trustees may be removed from such committee at any time by the Board of Trustees or by any committee to which such authority is delegated.

(b)          Any committee, to the extent permitted by law and provided in the resolution or charter establishing such committee, shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Trust, and may authorize the seal of the Trust, if any, to be affixed to all papers which may require it.

(c)          Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. Any time there is more than one Trustee on a committee, unless otherwise required by the committee’s charter, a quorum for all meetings of any committee shall be one-third, but not less than two, of the members thereof. Unless otherwise required by applicable binding law (including the 1940 Act) or provided in the Declaration of Trust, these Bylaws or the committee’s charter, any action of any such committee may be taken at a meeting at which a quorum is present by vote of a majority of the members present. Each committee shall keep regular minutes and report to the Board of Trustees when required.

(d)          Notwithstanding anything to the contrary contained in this Article II Section 8, the resolution of the Board of Trustees establishing any committee of the Board of Trustees or the charter of any such committee may establish requirements or procedures relating to the governance or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 9.              Trustee Action by Written Consent. Subject to the provisions of the 1940 Act, any action which may be taken by Trustees by vote may be taken without a meeting if that number of the members of the Board of Trustees or of the respective committee, as the case may be, required for approval of such action at a meeting of the Trustees or such committee consent to the action in writing or electronic transmission and the written consents or electronic transmission are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees or the committee.

Section 10.            Chair; Records. The Chair, if any, shall act as chair at all meetings of the Trustees. In absence of the Chair, the Vice Chair, if any, shall act as chair at the meeting. In the absence of the Chair and the Vice Chair, the Trustees present shall elect one of their number to act as temporary chair. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary or, in the absence of the Secretary, an Assistant Secretary or such other person appointed by the Board of Trustees as the meeting secretary.

Section 11.            Delegation. Unless otherwise provided in the Declaration of Trust or these Bylaws and except as provided by applicable binding law, the Trustees shall have the power to delegate from time to time to such of their number or to one or more officers, employees or agents of the Trust the doing of such things, including any matters set forth in the Declaration of Trust or these Bylaws, and the execution of such instruments in the name of the Trust.

Section 12.            Compensation. The Trustees may be paid their expenses, if any, of attendance at each meeting of the Board of Trustees and may be paid a fixed sum for attendance at each meeting of the Board of Trustees or a stated salary for service as Trustee, payable in cash or securities. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 13.            Governance. The Board of Trustees may from time to time require all its members (including any individual nominated to serve as a Trustee) to agree in writing as to matters of trust governance, business ethics and confidentiality while such persons serve as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.

Article III

OFFICERS

Section 1.              Officers of the Trust. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chair and a Vice Chair. Any Chair or Vice Chair shall, and the President, Secretary and Treasurer may, but need not, be a Trustee. No other officer of the Trust need be a Trustee. Any two or more of the offices may be held by the same Person, except that after the Trust’s initial public offering the same person may not be both President and Secretary.

Section 2.              Election and Tenure. The Chair, if any, and Vice Chair, if any, President, Secretary, Treasurer and such other officers as the Trustees from time to time may elect shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill a vacancy in office or add any additional officers at any time.

Section 3.              Removal and Resignation of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chair, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chair, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

Section 4.              Chair of the Board of Trustees. The Chair of the Board of Trustees, if there be one, shall preside at all meetings of the shareholders and of the Board of Trustees. The Chair of the Board of Trustees shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Trustees.

Section 5.              Vice Chair of the Board of Trustees. The Vice Chair shall perform the duties of the Chair when the Chair is not able to fulfill those duties for any reason.

Section 6.              President. The President shall, subject to the control of the Trustees, have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a trust. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Trustees shall delegate authority to another officer of the Trust to perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.

Section 7.              Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, shareholders, Trustees and committees of Trustees, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) may affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a business corporation in the state in which the Trust was formed executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a business corporation in the state in which the Trust was formed and shall have such other authorities and duties as the Trustees shall from time to time determine, including but not limited to calling special meetings of shareholders and providing written notice of all meetings of shareholders.

Section 8.              Treasurer and/or Chief Financial Officer. The Trustees can nominate a Treasurer and/or Chief Financial Officer, and, except as otherwise directed by the Trustees, such officer(s) shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. Such officer(s) may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. Such officer(s) shall deposit all funds of the Trust in such depositories as the Trustees shall designate. Such officer(s) shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. Such officer(s) shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in such officer(s)’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, such officer(s) shall be the principal accounting officer(s) of the Trust and shall also be the principal financial officer(s) of the Trust. Such officer(s) shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series.

Section 9.              Other Officers and Duties. The Trustees may elect or appoint, or may authorize the President to appoint, such other officers or agents with such powers as the Trustees may deem to be advisable. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President. If the Trustees elect or appoint, or authorize the President to appoint, a chief executive officer of the Trust, such chief executive officer, subject to direction of the Trustees, shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the chief executive officer shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The chief executive officer shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the chief executive officer, the Trustees shall delegate authority to another officer of the Trust to perform all of the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the chief executive officer.

Article IV

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Section 1.              No Personal Liability of Trustees or Officers. No Trustee, advisory board member or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Trust for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Trustee, advisory board member or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Declaration of Trust or this Article IV Section 1 shall not adversely affect any right or protection of a Trustee, advisory board member or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 2.              Mandatory Indemnification.

(a)           The Trust hereby agrees to indemnify each person who is or was a Trustee, advisory board member or officer of the Trust (each such person being an “Indemnitee”) to the full extent permitted under the Declaration of Trust. In addition, the Trust may provide greater but not lesser rights to indemnification pursuant to a contract approved by at least a majority of Trustees between the Trust and any Indemnitee. Notwithstanding the foregoing, no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “Disabling Conduct”). Furthermore, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee (A) was authorized by a majority of the Trustees or (B) was instituted by the Indemnitee to enforce his or her rights to indemnification hereunder in a case in which the Indemnitee is found to be entitled to such indemnification.

(b)          Notwithstanding the foregoing, unless otherwise provided in the Declaration of Trust or in any agreement relating to indemnification between an Indemnitee and the Trust, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such Indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of those Trustees who are both Independent Trustees and not parties to the proceeding (“Independent Non-Party Trustees”), that the Indemnitee is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the Indemnitee should be entitled to indemnification hereunder.

(c)          Subject to any limitations provided by the 1940 Act and the Declaration of Trust, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent permitted for corporations organized under the corporations laws of the state in which the Trust was formed, provided that such indemnification has been approved by a majority of the Trustees.

(d)         Any repeal or modification of the Declaration of Trust or Section 2 of this Article IV shall not adversely affect any right or protection of a Trustee, advisory board member or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 3.            Good Faith Defined; Reliance on Experts. For purposes of any determination under this Article IV, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in the best interests of the Trust, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Trust, or on information supplied to such person by the officers of the Trust in the course of their duties, or on the advice of legal counsel for the Trust or on information or records given or reports made to the Trust by an independent certified public accountant or by an appraiser or other expert or agent selected with reasonable care by the Trust. The provisions of this Article IV Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article IV. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel selected by the Board of Trustees or a committee of the Trustees, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Board of Trustees or a committee of the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 4.             Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.             Insurance. The Trustees may maintain insurance for the protection of the Trust’s property, the shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

Section 6.             Subrogation. In the event of payment by the Trust to an Indemnitee under the Declaration of Trust or these Bylaws, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as the Trust may reasonably request to secure such rights and to enable the Trust effectively to bring suit to enforce such rights.

Article V

SHARES

Section 1.             Shares. Except as otherwise provided in a resolution approved by the Board of Trustees, all Shares of the Trust shall be uncertificated Shares.

Section 2.             Transfer Agents, Registrars and the Like. The Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of Shares in a corporation, as modified by the Trustees. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

Section 3.             Transfer of Shares. Shares of the Trust shall be transferable in the manner prescribed by the Declaration of Trust, these Bylaws and applicable binding law. In addition, restrictions on the transfer of Shares may be established by the Board of Trustees and set out in the registration statement of the Trust from time to time. Transfers of Shares shall be made on the books of the Trust, and in the case of certificated Shares, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated Shares, upon receipt of proper transfer instructions from the registered holder of the Shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring Shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Trust shall determine to waive such requirement. If any certificated Shares are issued as provided in Section 1 of this Article V, they may be transferred only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes. With respect to certificated Shares, every certificate exchanged, returned or surrendered to the Trust shall be marked “Cancelled,” with the date of cancellation, by the Secretary of the Trust or the transfer agent thereof. No transfer of Shares shall be valid as against the Trust for any purpose until it shall have been entered in the Share records of the Trust by an entry showing from and to whom transferred.

Section 4.             Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Section 5.             Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of shareholders. No shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Person as herein provided, until such Person has given their address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon.

Section 6.             Disclosure of Holdings. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary or appropriate.

Section 7.             Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 8.             Lost Certificates. The Board of Trustees may direct a new certificate to be issued in place of any certificate theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of Shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Trustees shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Article VI

MISCELLANEOUS

Section 1.             Filing. These Bylaws and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by the Secretary stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein.

Section 2.             Governing Law. These Bylaws and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the state in which the Trust was formed, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

Section 3.             Provisions in Conflict with Law or Regulation.

(a)          The provisions of these Bylaws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable binding laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.

(b)         If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

Article VII

AMENDMENT OF BYLAWS

Section 1.             Amendment and Repeal of Bylaws. The Trustees shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time. Except as may be required by applicable binding law or the Declaration of Trust, action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration of Trust, and any inconsistency shall be construed in favor of the related provisions in the Declaration of Trust.

30